FOR IMMEDIATE RELEASE                                CONTACT: TIM IRIS
                                                             (631) 847-3169

             GENERAL SEMICONDUCTOR REPORTS RECORD THIRD QUARTER
                SALES AND EARNINGS AGAIN REACH RECORD HIGHS

MELVILLE, NY (OCTOBER 26, 2000)--GENERAL SEMICONDUCTOR, INC. (NYSE:SEM), a leading manufacturer of discrete semiconductors, today reported record results for the quarter ended September 30, 2000. Sales increased 23.3% to an all time high of $130.5 million from the $105.8 million recorded in the third quarter of 1999.

Quarterly operating income of $23.4 million represents a 58.1% increase over the $14.8 million for the same period a year ago. Net income for the quarter was $14.0 million and diluted earnings per share were $0.32. Excluding a benefit realized for reducing the effective tax rate from 30.0% to 28.5%, net income would have been $13.5 million or $0.31 per share.

On a sequential basis, sales increased 1.7% from the $128.3 million reported for the second quarter of 2000. Third quarter sales were limited by capacity constraints on surface mount products, which should be alleviated by planned capacity additions in the fourth quarter. Gross margin improved to 31.5% of sales compared with 30.8% in the second quarter. Operating income increased 5.9% from the $22.1 million reported last quarter while net income was up 15.7% from $12.1 million. Diluted earnings per share gained 14.3% from $0.28.

For the nine month period ended September 30, 2000, revenue increased 22.8% from $304.3 million to $373.8 million while operating income was up 71.5% from $37.6 million to $64.5 million. Diluted earnings per share improved by 95.2% from $0.42 to $0.82.

All geographic markets remained strong with each showing double-digit sales gains when compared to the year ago quarter. Particular strength was seen in China and Japan. These two regions now represent 19% of our sales, up from 16% a year ago, validating our product quality, strong customer relationships and regional manufacturing strategy. All key end-markets also reported good growth with power supply and telecom markets registering double-digit year-on-year growth.

The Company continued to generate significant levels of cash and further reduced its debt position in the quarter. The Company repaid an additional $22 million on its revolving credit facility in the quarter and has repaid a total of $46 million under the facility during the first nine months of the year. Total long-term debt has been reduced from $276.5 million at 1999 year end to $230.5 million on September 30, 2000, including $172.5 million in Convertible Subordinated Notes.

New products continued to help fuel growth with sales from new products more than doubling over the comparable period of 1999. Year to date the Company has 133 new products, up from the 72 new products introduced in the similar period last year. The MOSFET business remains on track with 46 design wins registered to date.

"We are extremely pleased to report another quarter of record sales and earnings," stated Ronald A. Ostertag, Chairman and Chief Executive Officer. "Our focus on new power management product development, including MOSFET and analog products as well as new product introductions in our core rectifier and small signal business, will continue to fuel our growth. With 80% of our fourth quarter sales already in our backlog, continued sales gains in the automotive, power supply and telecom end-markets, and improved factory performance we remain very optimistic about our continued performance as we enter 2001."

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of discrete semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

          JOIN US FOR OUR CONFERENCE CALL TO BE BROADCAST LIVE AT
           8:30 AM, THURSDAY, OCTOBER 26, 2000 ON OUR WEBCAST AT:

             http://acw.activate.net/ccbn/sem/102600/index.htm
             -------------------------------------------------

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com

                        GENERAL SEMICONDUCTOR, INC.
                       CONSOLIDATED INCOME STATEMENTS
          (Unaudited - In Thousands, Except Per Share Information)


                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30                  SEPTEMBER 30
                                    --------------------------    --------------------------
                                        2000          1999           2000           1999
                                    -----------    -----------    -----------    -----------
NET SALES                           $  130,521     $  105,756     $  373,809     $  304,300

Cost of sales                           89,377         76,921        258,624        224,418
                                    -----------    -----------    -----------    -----------
GROSS PROFIT                            41,144         28,835        115,185         79,882
                                    -----------    -----------    -----------    -----------
Selling, general and
  administrative                        14,433         10,996         41,454         33,542

Research and development                 1,982          1,789          5,417          4,908

Amortization of excess of
  cost over fair value of
  net assets acquired                    1,284          1,285          3,855          3,856
                                    -----------    -----------    -----------    -----------
OPERATING INCOME                        23,445         14,765         64,459         37,576
                                    -----------    -----------    -----------    -----------
Other income (expense) - net               (18)            69            (25)            58
Interest expense - net                  (4,531)        (6,555)       (14,644)       (16,876)
                                    -----------    -----------    -----------    -----------
INCOME BEFORE INCOME TAXES              18,896          8,279         49,790         20,758

Provision for income taxes              (4,923)        (2,071)       (14,190)        (5,190)
                                    -----------    -----------    -----------    -----------
NET INCOME                          $   13,973     $    6,208     $   35,600     $   15,568
                                    ===========    ===========    ===========    ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
Basic                                   37,709         36,822         37,570         36,821
Diluted                                 49,601         37,056         49,720         36,934

EARNINGS PER SHARE:
Basic                               $     0.37     $     0.17     $     0.95     $     0.42
Diluted                             $     0.32     $     0.17     $     0.82     $     0.42

                        GENERAL SEMICONDUCTOR, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In Thousands)

                                                   (UNAUDITED)
                                                    SEPTEMBER      DECEMBER
                                                       30,            31,
                                                      2000           1999
                                                   -----------    -----------

Cash                                               $    3,789     $    2,586
Accounts receivable, less allowance for
  doubtful accounts                                    74,788         63,246
Inventories                                            48,764         43,480
Other current assets                                   25,145         21,973
                                                   -----------    -----------
Total current assets                                  152,486        131,285

Total non-current assets                              437,276        442,514
                                                   -----------    -----------
TOTAL ASSETS                                       $  589,762     $  573,799
                                                   ===========    ===========


Total current liabilities                          $   88,327     $   66,564
                                                   -----------    -----------
Long-term debt                                        230,500        276,500
Other liabilities                                      94,205         99,353
                                                   -----------    -----------
Total non-current liabilities                         324,705        375,853
                                                   -----------    -----------
Total liabilities                                     413,032        442,417

Total stockholders' equity                            176,730        131,382
                                                   -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  589,762     $  573,799
                                                   ===========    ===========

                        GENERAL SEMICONDUCTOR, INC.
                      CONDENSED CONSOLIDATED CASH FLOW
                         (UNAUDITED - IN THOUSANDS)



                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                   --------------------------
                                                      2000           1999
                                                   -----------    -----------

Income from operations                             $   35,600     $   15,568

Adjustments to reconcile to net cash provided
   by operating activities:
 Depreciation and amortization                         22,268         20,534
 Changes in assets and liabilities                         89        (16,381)
                                                   -----------    -----------
Net cash provided by operating activities              57,957         19,721

Capital expenditures                                  (19,880)       (19,492)

Net cash (used in) provided by financing
   activities                                         (36,874)         2,393
                                                   -----------    -----------
Increase in cash                                        1,203          2,622

Cash, beginning of period                               2,586          3,225
                                                   -----------    -----------
Cash, end of period                                $    3,789     $    5,847
                                                   ===========    ===========

                                 APPENDIX 1

                        GENERAL SEMICONDUCTOR, INC.
                             E.P.S. CALCULATION
          (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                   THREE MONTHS   NINE MONTHS
                                                      ENDED         ENDED
                                                    SEPTEMBER      SEPTEMBER
                                                       30,            30,
                                                      2000           2000
                                                   -----------    -----------

Net income                                         $   13,973     $   35,600

Convert add-back(a)                                     1,698          5,065
                                                   -----------    -----------
                                                   $   15,671     $   40,665
                                                   ===========    ===========


E.P.S. CALCULATION:
-------------------
Numerator - income plus add-back                   $   15,671     $   40,665
                                                   -----------    -----------
Denominator - weighted average shares                  49,601         49,720

        Diluted E.P.S.                             $     0.32     $     0.82


(a) Represents expense incurred during the quarter for interest related to the convertible notes and the amortization of deferred financing fees associated with the convertible notes (totalling $2,703K), tax effected at the marginal rate of 37.2%

Q3              $2,703 * (100% - 37.2%) = $1,698
YTD Sept. 30    $1,669 (Q1) + $1,698 (Q2) + $1,698 (Q3) = $5,065